Exhibit 99.1

              CALLIDUS SOFTWARE REPORTS FIRST QUARTER 2006 RESULTS

                Q1 REVENUES $17.0 MILLION, UP 17% YEAR OVER YEAR

                     LICENSE REVENUES DOUBLED YEAR OVER YEAR

    SAN JOSE, Calif., April 26 /PRNewswire-FirstCall/ -- Callidus Software Inc. (Nasdaq: CALD), a leader in Enterprise Incentive Management (EIM), today announced financial results for the first quarter ended March 31, 2006.

    Total first quarter revenues were $17.0 million, an increase of 17% compared to first quarter 2005 and a decrease of 2% from the prior quarter. First quarter license revenues were $7.0 million, an increase of 99% compared to first quarter 2005 and a decrease of 4% compared to the prior quarter. First quarter net loss was $3.2 million, or ($0.12) per share, compared to a net loss of $2.5 million, or ($0.10) per share, for the first quarter of 2005 and a net loss of $1.5 million, or ($0.06) per share, for the prior quarter.

    Excluding stock-based compensation expense, non-GAAP net loss for the first quarter was $2.0 million, or ($0.07) per share, as compared to non-GAAP net loss of $2.1 million, or ($0.08) per share in the first quarter of 2005, and non-GAAP net loss of $1.9 million, or ($0.07) per share in the prior quarter. A reconciliation between GAAP and non-GAAP information is contained in the attached tables.

    Cash and investments totaled $60.6 million at March 31, 2006, a decrease of $3.1 million since December 31, 2005.

    "We continue to build on our market momentum. License revenues doubled year-on-year and this marks our third quarter of significant license revenue growth, on a year-over-year basis. We continued to add new marquee customers with key wins in our target vertical markets, and we generated new business from our existing customers," said Robert Youngjohns, president and CEO of Callidus Software. "We were pleased with the revenue growth from our On-Demand, technical support and training organizations. However, our consulting organization did not achieve the results we had anticipated. Sales of new services designed to offset a larger percentage of implementation projects led by partners was slower than we expected, which contributed to the shortfall. The success of our partners is of strategic importance to Callidus and we will continue to focus on achieving the proper alignment between our growth expectations and the success of our partners."

    "We continue to see substantial market opportunity for our EIM and Sales Performance Management solutions. Our recently published ROI study demonstrates the significant returns achieved by our customers in using our products as a driver of revenue and profits," Mr. Youngjohns concluded.

    Recent Business Highlights

    -- Some of the customers purchasing Callidus solutions in the first quarter included ADP, CDW Corporation, HSBC, Medtronic, Network Appliance, Nokia, North Carolina Farm Bureau, and Vodafone Australia.

    -- Callidus gained substantial traction with its On-Demand Solutions group generating revenues of over $1.5 million in the quarter. On-Demand Solutions, together with maintenance revenues, accounted for over $5.5 million, or more than 30%, of total revenues in the quarter. Both On-Demand and software maintenance contracts provide for recurring revenue streams but remain subject to periodic adjustment or cancellation.

    -- Callidus recently signed new partnership agreements with Celfocus and Hexaware to grow our international presence and to complement the partnerships we have with Accenture, Atos Origin, IBM, Iconixx and Compensation Technologies.

    -- A research study we published in March detailed the rapid return-on-investment (ROI) achieved by Callidus TrueComp customers in the financial services industry. Revenue growth, effective use of incentives and improved productivity led to paybacks in as little as six months and returns of up to $79 million for the companies we studied. A copy of the full report is available at www.callidussoftware.com/papers/roi-study.jsp.

    -- Charles M. Boesenberg was appointed to the Board of Directors in February 2006. Mr. Boesenberg is CEO and Chairman of the Board of NetIQ and a 30-year veteran in the technology industry. NetIQ has been a customer of Callidus since 2003.

    -- Bill Williamson was appointed Regional Director for the Asia Pacific Region, continuing our focus on growing revenues internationally. Mr. Williamson has over 30 years of enterprise sales and management experience at leading technology companies including SAP and Filenet.

    Q1 2006 Financial Highlights

    -- License revenues were $7.0 million, increasing 99% from $3.5 million in Q1 2005 and decreasing 4% from $7.3 million in the prior quarter.

    -- Maintenance and service revenues were $10.0 million, down 9% from $11.0 million in Q1 2005 and equal to $10.0 million in the prior quarter.

    -- Maintenance and service gross margin was 22%, down from 34% in Q1 2005 and 24% in the prior quarter. Excluding stock-based compensation, the non- GAAP maintenance and service gross margin was 25%, a decrease from 35% in Q1 2005 and an increase from 24% in the prior quarter. License gross margin was 98%, up from 97% in Q1 2005 and equal to 98% in the prior quarter.

    -- Operating expenses were $12.8 million, compared to $10.0 million in Q1 2005 and $11.5 million in the prior quarter. Excluding stock-based compensation, non-GAAP operating expenses were $11.9 million, compared to $9.6 million in Q1 2005 and $11.9 million in the prior quarter.

    Q2 2006 Financial Outlook

    -- License revenues may fluctuate on a quarter-to-quarter basis, as they are inherently difficult to predict; therefore we will not be providing guidance on license revenues.

    -- Maintenance and service revenues are expected to be between $10.0 million and $10.5 million, with a related gross margin between 23% and 25% (25% and 27% excluding stock-based compensation).

    -- Operating expenses are expected to be between $12.7 million and $13.2 million. Excluding stock-based compensation, we expect non-GAAP operating expenses to be between $11.7 million and $12.2 million.

    Conference Call

    A conference call to discuss the first quarter results is scheduled for today at 1:30 p.m. Pacific Daylight Time (PDT). The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial-in number is 800-591-6942 (international +1-617-614-4909), passcode 49427270.

    A telephone playback and webcast replay of the conference call will be available after 3:30 p.m. PDT today through May 10, 2006. The telephone replay will be available by calling 888-286-8010 (international: +1-617-801-6888), passcode 51635651. The webcast replay will be available at the Investor Relations section of Callidus' website under Calendar of Events.

    About Callidus Software

    Founded in 1996, Callidus Software Inc. (www.callidussoftware.com) is an industry leading Enterprise Incentive Management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp(R) Grid architecture, Callidus Software delivers an EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/Partners include 7-Eleven, Accenture, CUNA Mutual, HP, IBM, Philips Medical Systems, Sprint Nextel, Sun Microsystems, Time Warner Corporation and Wachovia. Callidus Software is publicly traded on the NASDAQ under the symbol CALD.

    Non-GAAP Financial Measures

    The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with generally accepted accounting principles (GAAP) in the United States. The non-GAAP financial results exclude stock-based compensation expense. The non-GAAP financial measures provide what we believe is an additional tool for investors to use in understanding our operational results and trends. These non-GAAP financial results are used internally by management to evaluate our operations, plan and forecast for future periods and to allocate resources within the organization. Reconciliations between GAAP and non-GAAP financial measures are included in the accompanying tables.

    Note on Forward-Looking Statements

    The forward looking statements included in this press release, including with respect to the substantial market opportunity in EIM products, second quarter maintenance and service revenues, associated gross margin, estimates of second quarter operating expenses and the impact of stock-based compensation expense, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, timing and size of software license orders, management's ability to successfully implement its business plan, changes in executive management, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

    NOTE: Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

                             CALLIDUS SOFTWARE INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (In thousands, except for per share data)
                                   (unaudited)

                                                                Three months ended
                                                                    March 31,
                                                           ---------------------------
                                                               2006          2005
                                                           ------------   ------------
Revenues:
  License revenues                                         $      6,958   $      3,500
  Maintenance and service revenues                                9,999         11,001

    Total revenues                                               16,957         14,501

Cost of revenues:
  License revenues                                                  136             97
  Maintenance and service
  revenues (1)                                                    7,780          7,230

    Total cost of revenues                                        7,916          7,327

Gross profit                                                      9,041          7,174

Operating expenses:
  Sales and marketing (1)                                         6,190          4,538
  Research and development (1)                                    3,570          3,075
  General and administrative (1)                                  3,087          2,342

    Total operating expenses                                     12,847          9,955

Operating loss                                                   (3,806)        (2,781)

Interest and other income, net                                      567            312

Loss before provision for income
 taxes                                                           (3,239)        (2,469)

Provision (benefit) for income
 taxes                                                               (1)            25

Net loss                                                   $     (3,238)  $     (2,494)

Basic net loss per share                                   $      (0.12)  $      (0.10)
Diluted net loss per share                                 $      (0.12)  $      (0.10)

Shares used in basic per share
 computation                                                     27,116         25,742
Shares used in diluted per share
 computation                                                     27,116         25,742

(1)  Stock-based compensation included in amounts above by category:

  Cost of maintenance and service
   revenues                                                $        264   $         50
  Sales and marketing                                               266            126
  Research and development                                          247            124
  General and administrative                                        432            140
    Total stock-based compensation                         $      1,209   $        440

                             CALLIDUS SOFTWARE INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (unaudited)

                                                             March 31,    December 31,
                                                               2006           2005
                                                           ------------   ------------
Assets
Current assets:
 Cash and cash equivalents                                 $     19,202   $     23,705
 Short-term investments                                          41,442         40,000
 Accounts receivable, net                                        11,103         11,063
 Prepaid and other current assets                                 1,368          1,581

    Total current assets                                         73,115         76,349

Property and equipment, net                                       2,919          2,801
Deposits and other assets                                         1,452          1,494

    Total assets                                           $     77,486   $     80,644

Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable                                          $      1,315   $        756
 Accrued payroll and related
  expenses                                                        3,791          6,383
 Accrued expenses                                                 2,107          2,043
 Deferred revenue                                                11,818         12,205

    Total current liabilities                                    19,031         21,387

Deferred rent                                                       608            377
Long-term deferred revenue                                          554            729

    Total liabilities                                            20,193         22,493

Stockholders' equity
 Common stock                                                        27             27
 Additional paid-in capital                                     188,102        186,232
 Deferred stock-based
  compensation                                                       --           (445)
 Accumulated other comprehensive
  income                                                            236            171
 Accumulated deficit                                           (131,072)      (127,834)

    Total stockholders'
     equity                                                      57,293         58,151

    Total liabilities and
     stockholders' equity                                  $     77,486   $     80,644

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                         QUARTER OVER QUARTER COMPARISON

                    (In thousands, except for per share data)
                                   (unaudited)

                                   Three months ended                Three months ended
                                    March 31, 2006                    December 31, 2005
                            -------------------------------    -------------------------------
                                        Non-GAAP                           Non-GAAP
                                         Adjust-                           Adjust-
                              GAAP       ments     Non-GAAP      GAAP       ments     Non-GAAP
                            --------    --------   --------    --------    --------   --------
Revenues:
 License revenues           $  6,958               $  6,958    $  7,261               $  7,261
 Maintenance and
  service revenues             9,999                  9,999       9,978                  9,978

   Total revenues             16,957                 16,957      17,239                 17,239

Cost of revenues:
 License revenues                136                    136         118                    118
 Maintenance and
  service revenues             7,780(a)     (264)     7,516       7,581(a)      (20)     7,561

  Total cost of
   revenues                    7,916                  7,652       7,699                  7,679

Gross profit                   9,041                  9,305       9,540                  9,560

Operating expenses:
 Sales and
  marketing                    6,190(a)     (266)     5,924       5,194(a)      470      5,664
 Research and
  development                  3,570(a)     (247)     3,323       3,482(a)        1      3,483
 General and
  administrative               3,087(a)     (432)     2,655       2,813(a)      (81)     2,732

  Total operating
   expenses                   12,847                 11,902      11,489                 11,879

Operating loss                (3,806)                (2,597)     (1,949)                (2,319)

Interest and other
 income, net                     567                    567         419                    419

Loss before
 provision for
 income taxes                 (3,239)                (2,030)     (1,530)                (1,900)

Provision (benefit)
 for income taxes                 (1)                    (1)        (43)                   (43)


Net loss                    $ (3,238)              $ (2,029)   $ (1,487)              $ (1,857)

Diluted net loss
 per share                  $  (0.12)              $  (0.07)   $  (0.06)              $  (0.07)
Shares used in
 diluted per share
 computation                  27,116                 27,116      26,752                 26,752

(a)  Non-cash stock based compensation

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                    YEAR OVER YEAR COMPARISON OF THE QUARTER

                    (In thousands, except for per share data)
                                   (unaudited)

                                   Three months ended                Three months ended
                                    March 31, 2006                     March 31, 2005
                            -------------------------------    -------------------------------
                                        Non-GAAP                           Non-GAAP
                                         Adjust-                           Adjust-
                              GAAP       ments     Non-GAAP      GAAP       ments     Non-GAAP
                            --------    --------   --------    --------    --------   --------
Revenues:
 License revenues           $  6,958               $  6,958    $  3,500               $  3,500
 Maintenance and
  service revenues             9,999                  9,999      11,001                 11,001

  Total revenues              16,957                 16,957      14,501                 14,501

Cost of revenues:
 License revenues                136                    136          97                     97
 Maintenance and
  service revenues             7,780(a)     (264)     7,516       7,230(a)      (50)     7,180

  Total cost of
   revenues                    7,916                  7,652       7,327                  7,277

Gross profit                   9,041                  9,305       7,174                  7,224

Operating expenses:
 Sales and
  marketing                    6,190(a)     (266)     5,924       4,538(a)     (126)     4,412
 Research and
  development                  3,570(a)     (247)     3,323       3,075(a)     (124)     2,951
 General and
  administrative               3,087(a)     (432)     2,655       2,342(a)     (140)     2,202

  Total operating
   expenses                   12,847                 11,902       9,955                  9,565

Operating loss                (3,806)                (2,597)     (2,781)                (2,341)

Interest and other
 income, net                     567                    567         312                    312

Loss before
 provision for
 income taxes                 (3,239)                (2,030)     (2,469)                (2,029)

Provision (benefit)
 for income taxes                 (1)                    (1)         25                     25

Net loss                    $ (3,238)              $ (2,029)   $ (2,494)              $ (2,054)

Diluted net loss
 per share                  $  (0.12)              $  (0.07)   $  (0.10)              $  (0.08)
Shares used in
 diluted per share
 computation                  27,116                 27,116      25,742                 25,742

(a)  Non-cash stock based compensation


SOURCE  Callidus Software Inc.
    -0-                             04/26/2006
    /CONTACT: investors, Jon Pexton, +1-408-808-6577, or ir@callidussoftware.com, or press, Jock Breitwieser, +1-408-975-6683, or pr@callidussoftware.com, both for Callidus/
    /Web site:  http://www.callidussoftware.com /
    (CALD)